Exhibit 10.9
CONTRIBUTION AGREEMENT
          This Contribution Agreement (the “Agreement”) is made this 26th day of July, 2007, by and among (i) lululemon athletica inc., a Delaware corporation (the “Company”), (ii) Slinky Financial ULC, an Alberta unlimited company (“Slinky Financial”), (iv) each of the persons listed under the heading “Advent Holders” on the signature pages hereto (the “Advent Holders”), (v) each of the persons listed under the heading “Highland Holders” on the signature pages hereto (the “Highland Holders”), and (vi) each of the persons listed under the heading “Brooke Holders” on the signature pages hereto (the “Brooke Holders”, and together with Slinky Financial, the Advent Holders and the Highland Holders, the “Holders”). Capitalized terms used, but not otherwise defined herein, shall have the meaning set forth in the Underwriting Agreement (as defined below in the Background section of this Agreement).
BACKGROUND
          Subject to the terms and conditions stated in the Underwriting Agreement, dated of even date herewith, by and among the Company, the underwriters named in Schedule I thereto (the “Underwriters”) and the Holders (the “Underwriting Agreement”), the Holders propose to sell the aggregate number of shares of Company’s common stock, par value $0.01 per share (the “Common Stock”) stated therein in connection with the Company’s initial public offering (the “Offering”).
          Section 11 of the Securities Act of 1933, as amended (the “Securities Act”) provides for the imposition of civil liability on certain specified persons, including underwriters, in connection with registered public offerings if the registration statement relating to the Offering contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (a “Material Misstatement or Omission”). Although the Holders are merely selling shares of Common Stock in the Offering and are not functioning as underwriters in connection with the Offering, as part of the regulatory review of the Registration Statement by the Securities and Exchange Commission, the Company has been required to disclose in the prospectus included in the Registration Statement a statement concerning the potential status of the Holders as “underwriters” within the meaning of Section 11 of the Securities Act.
          The Company and the Holders are party to that certain Agreement and Plan of Reorganization, dated April 26, 2007 (the “Reorganization Agreement”) which provides that the Company will indemnify the Holders for any losses, claims, damages, liabilities and expenses arising out of or based upon, among other things, (i) any misstatement in or omission from any representation or warranty, or any breach of covenant or agreement, in each case made or deemed made by the Company in any underwriting or similar agreement entered into by the Company in connection with any registration statement, including, the Underwriting Agreement, (ii) any untrue or alleged untrue statement of a material fact contained in any registration statement under which the Common Stock were registered under the Securities Act (including any final, preliminary or summary prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), and (iii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading.
          In connection with the Offering, the Company and the Holders desire to enter into this Agreement to provide for contribution with respect to any liability that any Holder may incur under Section 11 of the Securities Act subject to the terms provided herein.

AGREEMENT
          NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, the parties intending to be legally bound hereto agree as follows:
ARTICLE I
CONTRIBUTION BY THE HOLDERS
     Section 1.1. Right to Seek Contribution.
               (a) In the event that a Holder becomes liable for any losses, claims, damages or liabilities under the Securities Act, Canadian Securities Laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon a determination by a court of competent jurisdiction that such Holder is an underwriter for purposes of Section 11 of the Securities Act (“Underwriter Liability”), such Holder shall be entitled to request that the Company and the other Holders contribute to the requesting Holder’s Underwriter Liability, subject, in each case, to the limitations set forth herein. A Holder who seeks the contribution to such Holder’s Underwriter Liability from the Company and the other Holders is referred to herein as the “Claimant” and the Holders who are requested to contribute to a Claimant’s request for contribution are referred to herein as the “Contributing Holders.”
               (b) The parties hereto acknowledge that Section 11 of the Securities Act provides for liability for specified persons in addition to underwriters, including, inter alia, for any person who signs the Registration Statement. Nevertheless, the rights of contribution and other terms and conditions of this Agreement are not intended to give rise to any rights or obligations of the parties hereto with respect to any losses, claims, damages or liabilities which any Holder may incur pursuant to Section 11 of the Securities Act other than Underwriter Liability. Further, nothing in this Agreement is intended to alter any rights or obligations the parties hereto may have under any law, regulation, contract or otherwise, with respect to any losses, claims, damages or liabilities which any Holder may incur pursuant to Section 11 of the Securities Act other than Underwriter Liability.
     Section 1.2. Claim Notice. A Claimant shall notify in writing (the “Claim Notice”) the Company and the other Holders promptly after the Claimant has knowledge that it shall be responsible or otherwise liable for an Underwriter Liability. The Claim Notice shall include (a) the amount of the Underwriter Liability to be paid or paid by the Claimant, (b) the amount of legal or other expenses reasonably incurred by the Claimant in connection with investigating or defending any action, suit or proceeding which gave rise to the Underwriter Liability (and not including any legal or other expenses incurred by the Claimant relating to the enforcement of the Claimant’s rights under this Agreement), (c) the total amount of any Recovered Amounts (as defined in Section 1.5), (d) a brief summary of the facts underlying or otherwise pertaining to the Underwriter Liability, and (e) wire transfer instructions for the account(s) to which the Claimant would like the Company and the Contributing Holders to remit their Contribution Amounts (as defined Section 1.3(b)). A Claimant shall be required to notify the Company and the Contributing Holders promptly of any change in any of the foregoing information.
     Section 1.3. Contribution.
               (a) Subject to the terms, conditions and limitations set forth herein, the Company and the Contributing Holders shall contribute towards the Claimant’s Underwriter Liability on a pro rata basis in accordance with their respective Contribution Percentages. Each of the Company and the Contributing Holders shall contribute towards a Claimant’s Underwriter Liability by delivering their respective Contribution Amounts to the Claimant within ten (10) New York Business Days following their receipt of evidence of payment of an Underwriter Liability by such Claimant, in accordance with the wire transfer instructions set forth in the corresponding Claim Notice.
               (b) The “Contribution Amount” of the Company and the Holders with respect to a Claimant’s Underwriter Liability, means the Contribution Percentage of the Company or such Holder, as the case may be, multiplied by the amount by which (i) the amount of such Underwriter Liability as set forth in the corresponding Claim Notice, exceeds (ii) any Recovered Amounts received by the Claimant. As used herein, “Contribution Percentage” means, with respect to the Company and each Holder, the percentage obtained by dividing (x) the number of shares of Common Stock sold by the Company or such Holder, as the case may be, pursuant to the Underwriting Agreement, by (y) the aggregate number of shares of Common Stock sold by the Company and all Holders pursuant to the Underwriting Agreement.
               (c) If the contribution provided for in this Section 1.3 is unavailable to or insufficient to reimburse a Claimant for a Underwriter Liability, then the Company and each of the Holders (including the Claimant) shall contribute to the Underwriter Liability in such proportion as is appropriate to reflect the relative benefits received by the Company and the Holders from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then the Company and each Holder (including the Claimant) shall contribute to the Underwriter Liability in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Holders in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Holders shall be deemed to be in the same proportion as the gross proceeds from the Offering received by the Company and each of the Holders. The relative fault shall be determined by reference to, among other things, whether the misrepresentation or alleged misrepresentation, the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or a Holder and their relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contributions pursuant to this Section 1.3(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 1.3(c). The amount paid or payable by a Claimant as a result of a Underwriter Liability shall be deemed to include any legal or other expenses reasonably incurred by the Claimant in connection with investigating or defending any such action or claim.
     Section 1.4. Limitations on Contributions.
               (a) Notwithstanding any provision herein to the contrary, no Holder shall be required to contribute any amount under this Agreement to the extent that such contribution, together with any amounts required to be paid by such Holder pursuant to the indemnification provisions of the Underwriting Agreement, any amounts required to be paid by such Holder pursuant to that certain Indemnification Contribution Agreement, dated the date of this Agreement, by and among Dennis Wilson and the Holders (the “Indemnification Contribution Agreement”), or otherwise arising out of any Material Misstatement or Omission (in each such case without double-counting the same payment obligation), exceed the amount of gross proceeds received by such Holder from the sale of shares of Common Stock in the Offering, and the obligation of the Holders to make a payment under this Agreement with respect to any Underwriter Liability shall be reduced by any Recovered Amounts.
               (b) Notwithstanding any provision herein to the contrary, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               (c) The Company’s and the Holders’ obligations under this Agreement to contribute to an Underwriter Liability are several in proportion to their respective amounts of gross proceeds received in the Offering, and not joint.
               (d) The terms of this Agreement and the Indemnification Contribution Agreement shall be applied equitably so that no person shall be entitled to indemnification and/or contribution for the same liability under both agreements.
     Section 1.5. Reimbursement of Recovered Amounts.
               (a) If any Contributing Holder other than the Company has contributed to a Claimant’s Underwriter Liability hereunder, and the Claimant receives Recovered Amounts, then the Claimant shall promptly notify such Contributing Holder of such facts and shall deliver to such Contributing Holder its Contribution Percentage of the Recovered Amounts within five (5) New York Business Days after receipt of such Recovered Amounts, unless the Recovered Amounts had already been taken into account in computing the Contributing Holder’s Contribution Amount under clause (ii) of Section 1.3(b). Any funds required to be paid by the Claimant to any Contributing Holder pursuant to this Section 1.5 shall be delivered to such Contributing Holder via wire transfer to the account designated in writing by such Contributing Holder from time to time.
               (b) For purposes of this Agreement, the term “Recovered Amounts” shall mean any amount received by a Claimant from a source other than the Contributing Holders with respect to such Claimant’s Underwriter Liability, including, without limitation:
                    (i) any payment received from the Company in accordance with Section 6.2(f) of the Agreement and Plan of Reorganization, dated April 26, 2007, by and among the Company, Lululemon Athletica USA, Inc., LIPO Investments (USA) Inc., LIPO Investments (Canada) Inc., Lulu Canadian Holding Inc., and the parties listed on Schedules I and II thereto (the “Reorganization Agreement”), or otherwise, with respect to or otherwise in connection with such Underwriter Liability;
                    (ii) any contribution towards such Underwriter Liability from any person other than the Contributing Holders, including pursuant to any applicable insurance policy; or
                    (iii) any full or partial reimbursement of such Underwriter Liability from a person to whom the Claimant paid such Underwriter Liability.
ARTICLE II
INDEMNIFICATION BY THE COMPANY
     Section 2.1. Acknowledgement of Indemnification Obligations. The Company hereby acknowledges and agrees that in connection with the Offering and the filing of the Registration Statement, the Company is required to indemnify the Holders in the manner and to the extent provided in Section 6.2(f) of the Reorganization Agreement.
     Section 2.2. No Limitation of Company’s Indemnification Obligations. The Company hereby acknowledges and agrees that this Agreement shall in no way limit the Company’s indemnification obligations under Section 6.2(f) of the Reorganization Agreement or otherwise excuse the Company from indemnifying the Holders as provided in Section 6.2(f) of the Reorganization Agreement.

ARTICLE III
MISCELLANEOUS
     Section 3.1. No Agreement as to Underwriter Status. The execution of this Agreement shall not be construed as an admission or other confirmation that any of the Holders are underwriters within the meaning of Section 11 of the Securities Act or otherwise.
     Section 3.2. Effective Date and Termination. This Agreement shall be effective as of the date first written above and, if the Underwriting Agreement has not been entered into on or before December 31, 2007, this Agreement shall terminate on December 31, 2007.
     Section 3.3. Rules of Construction. In this Agreement, unless otherwise specified or where the context otherwise requires: (a) the headings of particular provisions of this Agreement are inserted for convenience only and will not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement; (b) words importing any gender shall include other genders; (c) words importing the singular only shall include the plural and vice versa; (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (e) the words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; (f) unless the context otherwise requires, references to “Articles” or “Sections” shall be to Articles or Sections of this Agreement; (g) references to any person include the successors and permitted assigns of such person; (h) references to any agreement or contract, unless otherwise stated, are to such agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; and (i) the parties hereto have participated jointly in the negotiation and drafting of this Agreement; accordingly, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.
     Section 3.4. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and shall be delivered or sent by mail, telex or facsimile transmission to the parties hereto at their respective addresses as set forth on the signature pages hereto. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
     Section 3.5. Benefits of Agreement; Assignment. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as expressly provided herein, this Agreement shall not confer any rights or remedies upon any individual or entity other than the foregoing. This Agreement may not be assigned, in whole or in part, by any party, whether by operation of law or otherwise, without the consent of the other parties hereto, provided, that any such party may assign its right to receive a payment entitled to be received by such party pursuant to this Agreement as if such assignee were an original signatory to this Agreement.
     Section 3.6. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the application of the principles of conflicts or choice of laws.
     Section 3.7. Jurisdiction. Each of the parties hereto submits to the jurisdiction of the courts of the State of New York and the courts of the United States of America located in the State of New York over any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby. Any suit, action or proceeding with respect to this Agreement may be brought only in the courts of the State of New York or the courts of the United States of America, in each case, located in the Borough of Manhattan, City of New York, State of New York. Each of the parties hereto waives any objection that it may have to the venue of such suit, action or proceeding in any such court or that such suit, action or proceeding in such court was brought in an inconvenient forum and agrees not to plead or claim the same.
     Section 3.8. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     Section 3.9. Entire Agreement. This Agreement supersedes all prior agreements among the parties with respect to the subject matter hereof. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof except where expressly otherwise stated herein. The parties acknowledge that (a) the Reorganization Agreement, Underwriting Agreement and Indemnification Contribution Agreement contain separate indemnification and contribution provisions which are independent of the obligations of the parties hereto and (b) the indemnification and contribution provisions of the Reorganization Agreement, Underwriting Agreement and Indemnification Contribution Agreement do not conflict with the terms hereof.
     Section 3.10. Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     Section 3.11. Counterparts. This Agreement may be executed in any number of counterparts, which when taken together, shall constitute but one and the same instrument. Any and all counterparts may be executed by facsimile.
[Signature Page Follows]

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

lululemon athletica inc.

By:	/s/ Robert Meers
Name: Robert Meers
Title: Authorized Person

Address for Notices:

Address for Notices:
c/o lululemon athletica inc.
1945 McLean Drive
Vancouver, BC, V5N3J7
Attention: Chief Executive Officer
Facsimile Number: (604) 874-6124

SLINKY INVESTMENTS ULC

By:	/s/ Dennis Wilson
Name: Dennis Wilson
Title: Authorized Person

Address for Notices:

#2 - 2108 West 4th Avenue Vancouver, BC, V6K 1N6 Attention: Dennis Wilson Facsimile Number: (604) 737-7267

with a copy to (which shall not constitute notice):

McCullough O’Connor Irwin LLP #1100 888 Dunsmuir St. Vancouver, BC V6C 3K4 Facsimile: (604) 687-7099 Attention: Jonathan McCullough

/s/ Dennis Wilson

Dennis Wilson

Address for Notices:

#2 - 2108 West 4th Avenue Vancouver, BC, V6K 1N6 Attention: Dennis Wilson Facsimile Number: (604) 737-7267

with a copy to (which shall not constitute notice):

McCullough O’Connor Irwin LLP #1100 888 Dunsmuir St. Vancouver, BC V6C 3K4 Facsimile: (604) 687-7099 Attention: Jonathan McCullough

ADVENT HOLDERS:

ADVENT INTERNATIONAL GPE V LIMITED PARTNERSHIP
ADVENT INTERNATIONAL GPE V-A LIMITED PARTNERSHIP
ADVENT INTERNATIONAL GPE V-B LIMITED PARTNERSHIP
ADVENT INTERNATIONAL GPE V-G LIMITED PARTNERSHIP
ADVENT INTERNATIONAL GPE V-I LIMITED PARTNERSHIP

By:	GPE V GP Limited Partnership, General Partner

	By:	Advent International LLC, General Partner

		By:	Advent International Corporation, Manager

			By: Name:	/s/ Steven J. Collins Steven J. Collins
			Title:	Vice President

ADVENT PARTNERS III LIMITED PARTNERSHIP ADVENT PARTNERS GPE V LIMITED PARTNERSHIP ADVENT PARTNERS GPE V-A LIMITED PARTNERSHIP ADVENT PARTNERS GPE V-B LIMITED PARTNERSHIP

By:	Advent International LLC, General Partner

		By:	Advent International Corporation, Manager

			By:	/s/ Steven J. Collins

			Name:	Steven J. Collins
			Title:	Vice President

Address for Notices: c/o Advent International Corporation 75 State Street Boston, MA 02109 Facsimile: (617) 951-0568 Attention: Steven J. Collins

with a copy to (which shall not constitute notice):
Pepper Hamilton LLP
3000 Two Logan Square
Eighteenth & Arch Streets
Philadelphia, PA 19103
Facsimile: (215) 981-4750
Attention: Barry M. Abelson
Robert A. Friedel

HIGHLAND HOLDERS

HIGHLAND CAPITAL PARTNERS VI LIMITED PARTNERSHIP

By:	Highland Management Partners VI Limited Partnership, its General Partner

	By:	Highland Management Partners VI, Inc., its General Partner

		By:	/s/ Sean M. Dalton

		Name:	Sean M. Dalton
		Title:	Managing General Partner

HIGHLAND CAPITAL PARTNERS VI-B LIMITED PARTNERSHIP

By:	Highland Management Partners VI Limited Partnership, its General Partner

	By:	Highland Management Partners VI, Inc., its General Partner

		By:	/s/ Sean M. Dalton

		Name:	Sean M. Dalton
		Title:	Managing General Partner

HIGHLAND CAPITAL ENTREPRENEURS’ FUND VI LIMITED PARTNERSHIP

By:	HEF VI Limited Partnership, its General Partner

	By:	Highland Management Partners VI, Inc., its General Partner

			By: Name:	/s/ Sean M. Dalton Sean M. Dalton
			Title:	Managing General Partner

Address for Notices: c/o Highland Capital Partners, Inc. 92 Hayden Avenue Lexington, Massachusetts 02421 Facsimile: (781) 861-5499 Attention: Kathleen A. Barry, Chief Financial Officer

with a copy to (which shall not constitute notice): Goodwin Procter LLP 53 State Street Boston MA 02109 Facsimile Number: (617) 523-1231 Attention: William J. Schnoor, Jr.

BROOKE HOLDERS:

BROOKE PRIVATE EQUITY ADVISORS FUND I-A, L.P. BROOKE PRIVATE EQUITY ADVISORS FUND I(D), L.P.

By:	Brooke Private Equity Advisors, L.P., its General Partner

	By:	Brooke Private Equity Management LLC, its General Partner

	By:	/s/ John Brooke

	Name:	John Brooke
	Title:	Manage

Address for Notices: c/o Brooke Private Equity Advisors 84 State Street, Suite 320 Boston, MA 02109 Attention: Charlie Bridge Facsimile Number: 617-227-4128

with a copy to (which shall not constitute notice):

Attention:
Facsimile Number: